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                                                                    EXHIBIT 99.4

                                 REVOCABLE PROXY

                          EAGLE HARDWARE & GARDEN, INC.

           REVOCABLE PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE

                          HELD ON _______________, 1999

                            -------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Richard T. Takata and David J. Heerensperger and each of them (with full power to act alone and to designate substitutes) as attorneys and proxies of the undersigned with authority to vote and act with respect to all shares of stock of Eagle Hardware & Garden, Inc., which the undersigned would be entitled to vote at the special meeting of shareholders to be held on __________, 1999, at 9:00 a.m. local time at The SeaTac Marriott Hotel, 3201 South 176th Street, SeaTac, Washington 98188, and any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, upon matters noted below and upon such other matters as may properly come before the meeting.

        (WHEN EXECUTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF YOU GIVE NO INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR THE FOLLOWING PROPOSAL).

        The shares represented by this proxy shall be voted as follows:

              To consider and vote on a proposal to approve the Agreement and Plan of Merger dated as of November 22, 1998 among Eagle, Lowe's Companies, Inc. and a subsidiary of Lowe's. As a result of the merger, Eagle will become a subsidiary of Lowe's, and all outstanding shares of Eagle common stock (excluding any shares held by Eagle or Lowe's, other than in a fiduciary capacity, and excluding shares held by shareholders who perfect their statutory dissenters' rights under Washington law) will be converted into the right to receive shares of Lowe's common stock. The number of shares of Lowe's common stock that Eagle shareholders will receive per share will be based on an exchange ratio that will be calculated shortly before the merger. The exchange ratio will equal $29.00 divided by the ten-day average closing price of Lowe's common stock shortly before completion of the merger. In no event, however, will each share of Eagle common stock be converted into less than .6400 or more than .8659 shares of Lowe's common stock. Therefore, it is possible that each share of Eagle common stock will be valued in the merger at more or less than $29.00 per share.


              [  ]   FOR           [  ]   AGAINST       [  ]   ABSTAIN

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSAL.

        In addition, Eagle shareholders will be asked to transact any other business that properly comes before the special meeting. Should the undersigned be present and elect to vote at the special meeting or at any adjournment thereof and after notification to the Vice President-Controller of Eagle at the special meeting of the shareholder's decision to terminate this proxy, then the power of said attorney and proxy shall be deemed terminated and of no further force and effect.

        The undersigned acknowledges receipt from Eagle prior to the execution of this proxy of notice of the meeting, the proxy statement/prospectus dated __________, 1999.

DATED:      , 1999


----------------------------                      -----------------------------
Print Name of Shareholder                         Print Name of Shareholder


-------------------------                         -----------------------------
Signature                                         Signature

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOW OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

          (PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING
                             THE ENCLOSED ENVELOPE)